UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2024

Global Technology Acquisition Corp. I

(Exact name of registrant as specified in charter)

Cayman Islands	001-40948	66-0969672
(State or other jurisdiction of incorporation)	Commission File number	(I.R.S. Employer Identification Number)

CO Services Cayman Limited

P.O. Box 10008

Willow House, Cricket Square

Grand Cayman, Cayman Islands KY1-1001

(Address of principal executive offices, including zip code)

(917) 338-7786

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	GTACU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, $0.0001 par value	GTAC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	GTACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 24, 2024, Global Technology Acquisition Corp. I (the “Company”) issued an unsecured promissory note (the “Note”) to HCG Opportunity II, LLC, the Company’s sponsor (“Sponsor”), which provides for borrowings from time to time of up to an aggregate of $2,500,000 for working capital purposes and/or to finance additional deposits into the Company’s trust account (the “Trust Account”) established by the Company upon the consummation of its initial public offering (the “IPO”) in connection with the extension of the date by which the Company must consummate an initial business combination (a “Business Combination”) as set forth in the Company’s Second Amended and Restated Memorandum and Articles of Association (the “Articles”). The Note does not bear interest and is repayable in full by the Company upon the earlier of: (i) the date that the Company consummates a Business Combination and (ii) the date on which the Company liquidates the Trust Account upon the failure of the Company to consummate a Business Combination within the time period set forth in the Articles (each such date, the “Maturity Date”). The Note may be drawn down by the Company from time to time prior to the Maturity Date. Upon the consummation of a Business Combination, the Sponsor will have the option (but not the obligation) to convert all or any portion of the principal balance of the Note into private placement warrants to purchase Class A ordinary shares of the Company at a price of $1.00 per warrant. The terms of such private placement warrants (if issued) will be identical to the private placement warrants issued by the Company to its former sponsor in a private placement concurrent with the consummation of the IPO. In the event the Company does not consummate a Business Combination, the Note will be repaid only to the extent that the Company has funds available to it outside of the Trust Account. The Note is subject to customary events of default, the occurrence of which automatically trigger the unpaid principal balance of the Note and all other sums payable with regard to the Note becoming immediately due and payable.

The Note was issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

On April 25, 2024, the Company borrowed $225,000 under the Note and deposited $209,000 into the Trust Account to fund the initial three-month extension of the Company’s termination date until July 25, 2024.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

10.1+	Promissory Note in favor of HCG Opportunity II, LLC, dated April 24, 2024
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

+ The schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Technology Acquisition Corp. I

Date: April 25, 2024	By:	/s/ Thomas Hennessy
	Name:	Thomas Hennessy
	Title:	Chief Executive Officer